Exhibit 1.1


                        NELNET STUDENT LOAN TRUST 2005-4

                                 $1,929,600,000

                         STUDENT LOAN ASSET-BACKED NOTES



                             UNDERWRITING AGREEMENT

                                                               November 9, 2005


Citigroup Global Markets Inc.
390 Greenwich Street, 6th Floor
New York, New York  10013

J.P. Morgan Securities Inc.
270 Park Avenue, 10th Floor
New York, New York 10019

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

as Representatives


Ladies and Gentlemen:

        Nelnet Student Loan Funding, LLC, a Delaware limited liability company ("Nelnet Funding") proposes to cause Nelnet Student Loan Trust 2005-4, a Delaware statutory trust (the "Trust"), to sell to Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (together, the "Representatives") and the other underwriters listed on Schedule A attached hereto (each an "Underwriter", and collectively the "Underwriters"), pursuant to the terms of this Underwriting Agreement (the "Agreement"), $1,929,600,000 aggregate principal amount of the Trust's Student Loan Asset-Backed Notes, Class A-1, Class A-2, Class A-3, Class A-4L, Class A-4AR-1, Class A-4AR-2 and Class B (the "Notes") in the classes and initial principal amounts set forth on Schedule A hereto. Zions First National Bank, a national banking association, will act as eligible lender trustee on behalf of the Trust (the "Eligible Lender Trustee"). The Notes will be issued under an Indenture of Trust, dated as of November 1, 2005 (the "Indenture"), among the Trust, the Eligible Lender Trustee and Zions First National Bank, a national banking association, as indenture trustee (the "Indenture Trustee"). Upon issuance, the Notes will be secured by, among other things, Financed Eligible Loans (as defined in the Indenture) pledged to the Indenture Trustee and described in the Prospectus (as defined below). The Financed Eligible Loans will be master


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serviced by National Education Loan Network, Inc. ("NELN"), a Nevada
Corporation, pursuant to a Master Servicing Agreement, dated as of November 1, 2005 (the "Servicing Agreement"), among NELN, as master servicer and administrator, Nelnet Funding and the Trust. The Financed Eligible Loans will be subserviced by (i) Nelnet, Inc. ("Nelnet"), a Nebraska Corporation, pursuant to a loan subservicing agreement, dated as of November 1, 2005 (the "Nelnet Subservicing Agreement"), between NELN and Nelnet, and (ii) ACS Education Services, Inc. ("ACS"), pursuant to a Servicing Agreement, dated as of January 1, 1996 (as amended and supplemented, the "Original ACS Subservicing Agreement"), between ACS and Chela Education Financing, Inc. ("Chela") which Original ACS Servicing Agreement was assigned to Nelnet pursuant to an assignment and assumption agreement (such assignment and assumption agreement, together with the Original ACS Servicing Agreement, the "ACS Subservicing Agreement"). The Nelnet Subservicing Agreement and the ACS Subservicing Agreement are referred to collectively as the "Subservicing Agreements".

        This Agreement, the loan purchase agreement, dated as of November 1, 2005 between the Trust and Nelnet Funding (along with the related Loan Transfer Addendum, the "Nelnet Funding Purchase Agreement"), the loan purchase agreement, dated as of November 1, 2005 between Nelnet Funding and Nelnet Education Loan Funding, Inc. ("NELF") (along with the related Loan Transfer Addendum, the "NELF Purchase Agreement"), the loan purchase agreement, dated as of November 1, 2005 between NHELP-III, Inc. ("NHELP-III", together with Nelnet Funding and NELF, the "Sellers") and Nelnet Funding (along with the related Loan Transfer Addendum, the "NHELP-III Purchase Agreement" and, together with the Nelnet Funding Purchase Agreement and the NELF Purchase Agreement, the "Purchase Agreements"), the trust agreement, dated as of November 1, 2005, between Wells Fargo Delaware Trust Company, as Delaware trustee (the "Delaware Trustee") and Nelnet Funding, as initial certificateholder and sponsor (the "Trust Agreement"), the administration agreement, dated as of November 1, 2005, among the Trust, the Delaware Trustee, the Indenture Trustee and NELN, as administrator (the "Administration Agreement"), the eligible lender trust agreement, dated as of November 1, 2005, between Zions First National Bank (in such capacity the "Eligible Lender Trustee", and together with the Indenture Trustee, the "Trustee") and Nelnet Funding (the "Nelnet Funding Eligible Lender Agreement"), the Eligible Lender Trust Agreement, dated as of November 1, 2005, between the Eligible Lender Trustee and the Trust (the "Trust Eligible Lender Agreement", and together with the Nelnet Funding Eligible Lender Agreement, the "Eligible Lender Agreements"), the custodian agreement, dated November 1, 2005, among the Trust, the Indenture Trustee, the Eligible Lender Trustee and Nelnet, as custodian (the "Nelnet Custodian Agreement") and the custodian agreement, dated November 1, 2005, among the Trust, the Indenture Trustee, the Eligible Lender Trustee and ACS, as custodian (the "ACS Custodian Agreement", together with the Nelnet Custodian Agreement, the "Custodian Agreements"), the investment agreement, to be dated on or about November 15, 2005, between the Trustee and Trinity Plus Funding Company, LLC (the "Investment Agreement"), the indemnity agreement, dated as of November 9, 2005, among Nelnet and the Representatives (the "Indemnity Agreement"), the initial auction agent agreement, dated as of November 1, 2005 (the "Auction Agent Agreement"), among the Trust, the Trustee and Deutsche Bank Trust Company Americas, as the initial auction agent (the "Auction Agent"), the broker-dealer agreement, dated as of November 1, 2005, among the Auction Agent, Nelnet Capital, LLC and J.P. Morgan Securities Inc., as co-broker-dealers, the broker-dealer agreement, dated as of November 1, 2005, between the Auction Agent and Morgan Stanley & Co. Incorporated, as broker-dealer, the Servicing Agreement, the Subservicing Agreements and the Indenture shall collectively hereinafter be referred to as the "Basic Documents."

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        Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture or the Prospectus.

        Nelnet Funding proposes to cause the Trust, upon the terms and conditions set forth herein, to sell to each of the Underwriters on the Closing Date (as hereinafter defined) the aggregate principal amount of each Class of Notes set forth next to the name of each Underwriter on Schedule A at the rates and maturities listed on Schedule B hereto.

        Nelnet Funding wishes to confirm as follows this Agreement with the Underwriters in connection with the purchase and resale of the Notes.

        1. AGREEMENTS TO SELL, PURCHASE AND RESELL. (a) On the Closing Date, Nelnet Funding hereby agrees, subject to all the terms and conditions set forth herein, to cause the Trust to sell to each of the Underwriters and, upon the basis of the representations, warranties and agreements of Nelnet Funding herein contained and subject to all the terms and conditions set forth herein, on the Closing Date each of the Underwriters severally and not jointly agrees to purchase from the Trust, such principal amount of each Class of the Notes to be sold on the Closing Date at such respective purchase prices as are set forth next to the name of each Underwriter on Schedule A hereto.

               (b) It is understood that the Underwriters propose to offer the Notes for sale to the public (which may include selected dealers) as set forth in the Prospectus.

        2. DELIVERY OF THE NOTES AND PAYMENT THEREFOR. Delivery to the Underwriters of and payment for the Notes shall be made at the offices of Kutak Rock LLP in Denver, Colorado, at 11:00 a.m., MST, on November 15, 2005 (the "Closing Date"). The place of such closing and the Closing Date may be varied by agreement between the Representatives and Nelnet Funding.

        On the Closing Date, the Notes will be delivered to the Underwriters against payment of the purchase price therefor to the Trust in Federal Funds, by wire transfer to an account at a bank acceptable to the Representatives, or such other form of payment as to which the parties may agree. Unless otherwise agreed to by Nelnet Funding and the Representatives, each Class of Notes will be evidenced by a single global security in definitive form deposited with the Trustee as custodian for DTC and/or by additional definitive securities, and will be registered, in the case of the global Classes of Notes, in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and in the other cases, in such names and in such denominations as the Underwriters shall request prior to 1:00 p.m., New York City time, no later than the business day preceding the Closing Date. The Notes to be delivered to the Underwriters shall be made available to the Underwriters in Denver, Colorado, for inspection and packaging not later than 9:30 a.m., Denver time, on the business day immediately preceding the Closing Date.

        3. REPRESENTATIONS AND WARRANTIES OF NELNET FUNDING. Nelnet Funding represents and warrants to each of the Underwriters that:

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               (a) A registration statement on Form S-3 (No. 333-118566), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Notes and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Act"), has been filed with the Securities and Exchange Commission (the "SEC" or the "Commission") and such registration statement, as amended, has become effective; such registration statement, as amended, and the prospectus relating to the sale of the Notes offered thereby constituting a part thereof, as from time to time amended or supplemented (including the base prospectus, any prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Act, the information deemed to be a part thereof pursuant to Rule 430A(b) under the Act, and the information incorporated by reference therein) are respectively referred to herein as the "Registration Statement" and the "Prospectus" respectively; and the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement.

               (b) On the effective date of the Registration Statement, the Registration Statement and the Prospectus conformed in all respects to the requirements of the Act, the rules and regulations of the SEC (the "Rules and Regulations") and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the "Trust Indenture Act"), and, except with respect to information omitted pursuant to Rule 430A of the Act, did not include any untrue statement of a material fact or, in the case of the Registration Statement, omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and on the date of this Agreement and on the Closing Date, the Registration Statement and the Prospectus will conform in all respects to the requirements of the Act, the Rules and Regulations and the Trust Indenture Act, and neither of such documents included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to statements in or omissions from the Registration Statement or the Prospectus based upon written information furnished to Nelnet Funding by the Underwriters, specifically for use therein (it being understood that the only such information is the information specified in Section 11 hereof). Nelnet Funding and the Representatives acknowledge that no Computational Materials (as defined in the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994, and the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association) were delivered by or on behalf of Nelnet Funding to prospective purchasers of the Notes.

               (c) The Commission has not issued and, to the best knowledge of Nelnet Funding, is not threatening to issue any order preventing or suspending the use of the Registration Statement.

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               (d) As of the Closing Date, each consent, approval, authorization or order of, or filing with, any court or governmental agency or body which is required to be obtained or made by Nelnet Funding or its affiliates for the consummation of the transactions contemplated by this Agreement shall have been obtained, except as otherwise provided in the Basic Documents.

               (e) The Indenture has been duly and validly authorized by Nelnet Funding and, upon its execution and delivery by the Trust and assuming due authorization, execution and delivery by the Trustee, will be a valid and binding agreement of the Trust, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and the Indenture will conform in all material respects to the description thereof in the Prospectus. The Indenture has been duly qualified under the Trust Indenture Act with respect to the Notes.

               (f) The Notes have been duly authorized by the Trust and the Notes to be issued on the Closing Date, when executed by the Trust and authenticated by the Trustee in accordance with the Indenture, and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Trust entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and the Notes will conform in all material respects to the description thereof in the Prospectus.

               (g) Nelnet Funding is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and as conducted on the date hereof, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of Nelnet Funding.

               (h) Other than as contemplated by this Agreement or as disclosed in the Prospectus, there is no broker, finder or other party that is entitled to receive from Nelnet Funding or any of its affiliates any brokerage or finder's fee or other fee or commission as a result of any of the transactions contemplated by this Agreement.

               (i) There are no legal or governmental proceedings pending or threatened or, to the knowledge of Nelnet Funding contemplated, against Nelnet Funding, or to which Nelnet Funding or any of its properties is subject, that are not disclosed in the Prospectus and which, if adversely decided, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business,


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        properties or results of operations of Nelnet Funding, or would materially and adversely affect the ability of Nelnet Funding, or the Trust to perform its obligations under this Agreement and the other Basic Documents or otherwise materially affect the issuance of the Notes or the consummation of the transactions contemplated hereby or by the Basic Documents.

               (j) Neither the offer, sale or delivery of the Notes by the Trust nor the execution, delivery or performance of this Agreement or the Basic Documents by Nelnet Funding or the Trust, nor the consummation by Nelnet Funding or the Trust of the transactions contemplated hereby or thereby (i) requires or will require any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except for compliance with the securities or Blue Sky laws of various jurisdictions, the qualification of the Indenture under the Trust Indenture Act and such other consents, approvals or authorizations as shall have been obtained prior to the Closing Date) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents of Nelnet Funding or the Trust or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, in any material respect, any agreement, indenture, lease or other instrument to which Nelnet Funding or the Trust is a party or by which Nelnet Funding or the Trust or any of its respective properties may be bound, or violates or will violate in any material respect any statute, law, regulation or filing or judgment, injunction, order or decree applicable to Nelnet Funding or the Trust or any of its respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Nelnet Funding or the Trust pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of its properties is subject other than as contemplated by the Basic Documents.

               (k) Nelnet Funding has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the other Basic Documents to which it is a party; the execution and delivery of, and the performance by Nelnet Funding of its obligations under, this Agreement and the other Basic Documents to which it is a party have been duly and validly authorized by Nelnet Funding and this Agreement and the other Basic Documents have been duly executed and delivered by Nelnet Funding and constitute the valid and legally binding agreements of Nelnet Funding, enforceable against Nelnet Funding in accordance with their respective terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder and thereunder may be limited by Federal or state securities laws or principles of public policy.

               (l) The statements set forth in the Prospectus under the caption "Description of the Notes" insofar as they purport to constitute a summary of the terms of the Notes, are accurate, complete and fair.

               (m) Nelnet Funding's assignment and delivery of Financed Eligible Loans to the order of the Trustee on behalf of the Trust pursuant to the


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        Purchase Agreements will vest in the Trustee on behalf of the Trust all of Nelnet Funding's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

               (n) The Trust's assignment of the Financed Eligible Loans to the Trustee pursuant to the Indenture will vest in the Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

               (o) The Trust is not, nor as a result of the issuance and sale of the Notes as contemplated hereunder will it become, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

               (p) The representations and warranties made by Nelnet Funding in any Basic Document to which Nelnet Funding is a party and made in any Officer's Certificate of Nelnet Funding or the Trust will be true and correct at the time made and on and as of the Closing Date.

               (q) Since the date of the Prospectus, no material adverse change or any development involving a prospective material adverse change in, or affecting particularly the business or properties of, Nelnet Funding has occurred.

        4. AGREEMENTS OF NELNET FUNDING. Nelnet Funding agrees with each of the Underwriters as follows:

               (a) Nelnet Funding will prepare a supplement to the Prospectus setting forth the amount of the Notes covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which the Notes are to be purchased by the Underwriters, either the initial public offering price or the method by which the price at which the Notes are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Underwriters and Nelnet Funding deem appropriate in connection with the offering of the Notes, and Nelnet Funding will timely file such supplement to the Prospectus with the SEC pursuant to Rule 424(b) under the Act, but Nelnet Funding will not file any amendments to the Registration Statement as in effect with respect to the Notes or any amendments or supplements to the Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Underwriters, with reasonable opportunity to comment on such proposed amendment or supplement or if the Underwriters or their counsel shall have reasonably objected thereto promptly after receipt thereof; Nelnet Funding will immediately advise the Underwriters or the Underwriters' counsel (i) when notice is received from the SEC that any post-effective amendment to the Registration Statement has become or will become effective and
        (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes or of any proceedings or examinations that may lead to such an order or communication, whether by or of the SEC or any authority administering any state securities or Blue Sky law, as soon as Nelnet Funding is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

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               (b) If, at any time when the Prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, Nelnet Funding promptly will notify each of the Representatives of such event and will promptly prepare and file with the SEC, at its own expense, an amendment or supplement to such Prospectus that will correct such statement or omission or an amendment that will effect such compliance. Neither the Representatives' consent to, nor the Representatives' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

               (c) Nelnet Funding will immediately inform the Representatives
        (i) of the receipt by Nelnet Funding of any communication from the SEC or any state securities authority concerning the offering or sale of the Notes and (ii) of any threatened lawsuit or proceeding or of the commencement of any lawsuit or proceeding to which Nelnet Funding is a party relating to the offering or sale of the Notes.

               (d) Nelnet Funding will furnish to the Representatives, without charge, copies of the Registration Statement (including all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents relating to the Notes, in each case as soon as reasonably available in such quantities as the Representatives may reasonably request.

               (e) No amendment or supplement will be made to the Registration Statement or Prospectus (i) prior to having furnished the Underwriters with a copy of the proposed form of the amendment or supplement and giving the Underwriters a reasonable opportunity to review the same or
        (ii) in a manner to which the Underwriters or their counsel shall reasonably object.

               (f) Nelnet Funding will cooperate with the Underwriters and with their counsel in connection with the qualification of, or procurement of exemptions with respect to, the Notes for offering and sale by the Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification or exemptions; provided that in no event shall Nelnet Funding be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

               (g) Nelnet Funding consents to the use, in accordance with the securities or Blue Sky laws of such jurisdictions in which the Notes are offered by the Underwriters and by dealers, of the Prospectus furnished by Nelnet Funding.

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               (h) To the extent, if any, that the rating or ratings provided with respect to the Notes by the rating agency or agencies that initially rate the Notes is conditional upon the furnishing of documents or the taking of any other actions by Nelnet Funding, Nelnet Funding shall cause to be furnished such documents and such other actions to be taken.

               (i) So long as any of the Notes are outstanding, Nelnet Funding will furnish to the Underwriters (i) as soon as available, a copy of each document relating to the Notes required to be filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any order of the SEC thereunder, and (ii) such other information concerning Nelnet Funding or the Trust as the Underwriters may request from time to time.

               (j) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Representatives terminating this Agreement pursuant to Section 9 or Section 10 hereof) or if this Agreement shall be terminated by the Representatives because of any failure or refusal on the part of Nelnet Funding to comply with the terms or fulfill any of the conditions of this Agreement, Nelnet Funding agrees to reimburse the Underwriters for all out-of-pocket expenses (including fees and expenses of their counsel) reasonably incurred by each of them in connection herewith, but without any further obligation on the part of Nelnet Funding for loss of profits or otherwise (except for the indemnity and contribution provisions of Section 6 hereof).

               (k) The net proceeds from the sale of the Notes hereunder will be applied substantially in accordance with the description set forth in the Prospectus.

               (1) Except as stated in this Agreement and in the Prospectus, Nelnet Funding has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

               (m) For a period from the date of this Agreement until the retirement of the Notes, Nelnet Funding will deliver to you the annual statements of compliance and the annual independent certified public accountants' reports furnished to the Trustee pursuant to the Servicing Agreement as soon as such statements and reports are furnished to the Trustee.

               (n) On or before the Closing Date, Nelnet Funding shall mark its accounting and other records, if any, relating to the Financed Eligible Loans and shall cause NELN and each Seller to mark their respective computer records relating to the Financed Eligible Loans to show the absolute ownership by the Trustee, as eligible lender of, and the interest of the Trust in, the Financed Eligible Loans, and Nelnet Funding shall not take, or shall permit any other person to take, any action inconsistent with the ownership of, and the interest of the Trust in, the Financed Eligible Loans, other than as permitted by the Basic Documents.

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

               (o) For the period beginning on the date of this Agreement and ending 90 days hereafter, none of Nelnet Funding and any entity affiliated, directly or indirectly, with Nelnet Funding will, without the prior written notice to the Underwriters, offer to sell or sell notes (other than the Notes) collateralized by FFELP Loans; provided, however, that this shall not be construed to prevent the sale of FFELP Loans by Nelnet Funding.

               (p) If, at the time the Registration Statement became effective, any information shall have been omitted therefrom in reliance upon Rule 430A under the 1933 Act, then, immediately following the execution of this Agreement, Nelnet Funding will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) under the 1933 Act, copies of an amended Prospectus containing all information so omitted.

               (q) As soon as practicable, but not later than 16 months after the date of this Agreement, Nelnet Funding will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement and (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of this Agreement.

               (r) Nelnet Funding will cooperate with the Underwriters in listing and maintaining the Class A Notes on the Irish Stock Exchange.

        5. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. Each of the Underwriters, severally and not jointly, hereby represents and warrants to and agrees with Nelnet Funding, severally and not jointly, that (A) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom prior to the expiration of the period of six months from the issue date of the Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their business or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1965, as amended; (B) it has only communicated or caused to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 if the Financial Services Markets Act 2000 (the "FSMA")), received by it in connection with the issue or sale of the Notes in circumstances in which section 21(1) of the FSMA does not apply to the Trust; and (C) it has complied, and will comply, in all material respects, with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom. Nelnet Funding represents and agrees that it has been informed of the existence of the FSMA stabilizing guidance contained in Section MAR 2, Ann 2G of the FSMA Handbook (the Handbook of rules and guidance issued by the Financial Services Authority).

        6. INDEMNIFICATION AND CONTRIBUTION.

               (a) Nelnet Funding agrees to indemnify and hold harmless each of the Underwriters and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (or actions in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, or in any amendment or supplement thereto, or any preliminary prospectus, or in the case of the Registration Statement or in any amendment or supplement thereto, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and in the case of the Prospectus or in any amendment or supplement thereto, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action as such expenses are incurred, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to an Underwriter furnished in writing to Nelnet Funding by such Underwriter through the Representatives expressly for use therein, it being understood that the only such information furnished by any Underwriter consists of the information described as such in Section 11 of this Agreement; provided, however, that the indemnification contained in this paragraph (a) with respect to any preliminary prospectus shall not inure to the benefit of an Underwriter (or to the benefit of any person controlling an Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the of Notes by an Underwriter to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus was corrected in the final Prospectus and such Underwriter sold Notes to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the final Prospectus (as then amended or supplemented but excluding documents incorporated by reference therein) if Nelnet Funding has previously furnished sufficient copies thereof to such Underwriter at a time reasonably prior to the date such Notes are sold to such person. The foregoing indemnity agreement shall be in addition to any liability which Nelnet Funding may otherwise have.

               (b) If any action, suit or proceeding shall be brought against an Underwriter or any person controlling an Underwriter in respect of which indemnity may be sought against Nelnet Funding, such Underwriter or such controlling person shall promptly notify the parties against whom indemnification is being sought (the "indemnifying parties"), but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under Sections 6(a) and 6(c) hereof, except to the extent that the indemnifying party is materially prejudiced by such omission, and in no event shall the omission so to notify relieve Nelnet Funding from any liability which it may otherwise have. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). The applicable Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter or such controlling person and the indemnifying parties and the Underwriter or such controlling person shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to or in conflict with those available to the indemnifying parties and in the reasonable judgment of such counsel it is advisable for the Underwriter or such controlling person to employ separate counsel (in which case the indemnifying party shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Underwriter or such controlling person). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for each Underwriter and controlling persons not having actual or potential differing interests with such Underwriter or among themselves, which firm shall be designated in writing by such Underwriter, and that all such fees and expenses shall be reimbursed on a monthly basis as provided in paragraph (a) hereof. An indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of an indemnified party.

               (c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless Nelnet Funding and its directors and officers, and any person who controls Nelnet Funding within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the indemnity from Nelnet Funding to the Underwriters set forth in paragraph (a) hereof, but only with respect to information relating to such Underwriter furnished in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus therein, it being understood that the only such information furnished by any Underwriter consists of the information described as such in Section 11 of this Agreement. If any action, suit or proceeding shall be brought against Nelnet Funding, any of its directors or officers, or any such controlling person based on the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus therein and in respect of which indemnity may be sought against an Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to Nelnet Funding by paragraph (b) above (except that if Nelnet Funding shall have assumed the defense thereof the Underwriter shall have the option to assume such defense but shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and Nelnet Funding, its directors and officers, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

               (d) If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by Nelnet Funding on the one hand and the applicable Underwriter on the other hand from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Nelnet Funding on the one hand and the applicable Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by Nelnet Funding on the one hand and an Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Trust bear to the total underwriting discounts and commissions received by such Underwriter. The relative fault of Nelnet Funding on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Nelnet Funding on the one hand or by an Underwriter on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (e) Nelnet Funding and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Notes underwritten by such Underwriter exceed the sum of the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and the amount of any damages such Underwriter has been required to pay under the Indemnity Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (e) to contribute are several in proportion to their respective underwriting obligations.

               (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 6 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of Nelnet Funding and the Underwriters set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters, Nelnet Funding or any person controlling any of them or their respective directors or officers, (ii) acceptance of any Notes and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriters, Nelnet Funding or any person controlling any of them or their respective directors or officers, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 6.

        7. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Notes hereunder on the Closing Date are subject to the following conditions precedent:

               (a) All actions required to be taken and all filings required to be made by Nelnet Funding under the Act prior to the sale of the Notes shall have been duly taken or made. At and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of Nelnet Funding or the Underwriters, shall be contemplated by the Commission.

               (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of Nelnet Funding, NELN, the Sellers or Nelnet (A) not contemplated by the Registration Statement, or (B) relating to the matters described in the Prospectus under the heading "The Student Loan Operations of Nelnet Student Loan Trust 2005-4 - The subservicers - Recent Developments", which in the opinion of the Representatives, would materially adversely affect the market for the Notes, (ii) the withdrawal or any downgrading in the long term counterparty rating of Nelnet below "BBB+" by S&P, or any public announcement that such organization has under surveillance or review its long term counterparty rating of Nelnet (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), (iii) any downgrading in the rating of any debt securities of trusts sponsored by Nelnet Funding, NELN, the Sellers or Nelnet by any nationally recognized statistical rating organization or any public announcement that any such organization has under surveillance or review its rating of any debt securities of trusts sponsored by Nelnet Funding, NELN, the Sellers or Nelnet (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), or (iv) any event or development which makes any statement made in the Registration Statement or Prospectus untrue or which, in the opinion of Nelnet Funding and its counsel or the Underwriters and their counsel, requires the filing of any amendment to or change in the Registration Statement or Prospectus in order to state a material fact required by any law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Registration Statement or Prospectus to reflect such event or development would, in the opinion of the Representatives, materially adversely affect the market for the Notes.

               (c) You shall have received an opinion addressed to you of Kutak Rock LLP, in its capacity as counsel to the Trust, dated the Closing Date, in form and substance satisfactory to you and your counsel with respect to the Nelnet Funding Purchase Agreement, the Servicing Agreement, Auction Agent Agreement, the Indenture, the Trust Eligible Lender Agreement, the Administration Agreement, the Custodian Agreements and this Agreement and to the validity of the Notes and such related matters as you shall reasonably request. In addition, you shall have received an opinion addressed to you of Kutak Rock LLP, in its capacity as counsel for the Trust, in form and substance satisfactory to you and your counsel, concerning "true sale," "non-consolidation" and "first perfected security interest" and certain other issues with respect to the transfer of the Financed Eligible Loans from the Sellers to Nelnet Funding, from Nelnet Funding to the Trust and from the Trust to the Trustee.

               (d) You shall have received an opinion addressed to you of Kutak Rock LLP, in its capacity as counsel for Nelnet Funding and the Trust, dated the Closing Date, in form and substance satisfactory to you and your counsel to the effect that the statements in the Prospectus under the headings "Federal Income Tax Consequences" and "ERISA Considerations", to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects.

               (e) You shall have received an opinion addressed to you of Kutak Rock LLP, in its capacity as counsel for Nelnet Funding and the Trust, dated the Closing Date, in form and substance satisfactory to you and your counsel with respect to the character of the Notes for federal tax purposes.

               (f) You shall have received an opinion addressed to you of Stroock & Stroock & Lavan LLP, in its capacity as Underwriters' Counsel, dated the Closing Date, in form and substance satisfactory to you.

               (g) You shall have received an opinion addressed to you of Ballard Spahr Andrews & Ingersoll LLP, in its capacity as counsel for Nelnet Funding and the Trust, dated the Closing Date in form and substance satisfactory to you and your counsel with respect to the Prospectus and the Registration Statement and certain matters arising under the Act, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended.

               (h) You shall have received opinions addressed to you of Perry, Guthery, Haase & Gessford, P.C. in their capacity as counsel to NELN, as master servicer and administrator, Nelnet, Nelnet Funding and each of the Sellers, each dated the Closing Date and satisfactory in form and substance to you and your counsel, to the effect that:

                      (i) Each of NELN, Nelnet and each of the Sellers is a
               corporation, and Nelnet Funding is a limited liability company, in good standing under the laws of their respective states of incorporation or organization; each having the full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under each of the Basic Documents to which it is a party.

                      (ii) The Purchase Agreements have been duly authorized,
               executed and delivered by the respective Seller, as applicable, the Purchase Agreements, the Trust Agreement, the Servicing Agreement, the Nelnet Funding Eligible Lender Agreement and this Agreement have been duly authorized, executed and delivered by Nelnet Funding, the Administration Agreement, the Servicing Agreement, and the Nelnet Subservicing Agreement have been duly authorized, executed and delivered by NELN and the Subservicing Agreements, the Indemnity Agreement and the Nelnet Custodian Agreement have been duly authorized, executed and delivered by Nelnet and each such agreement is the legal, valid and binding obligations of the respective Seller, Nelnet Funding, NELN and Nelnet, as the case may be, enforceable against each such Seller, Nelnet Funding, NELN and Nelnet, as the case may be, in accordance with their respective terms, except (x) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (y) remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                      (iii) Neither the execution and delivery by NELN of the
               Administration Agreement, the Servicing Agreement or the Nelnet Subservicing Agreement, or the execution and delivery by Nelnet Funding of the Purchase Agreements, the Trust Agreement, the Servicing Agreement, the Nelnet Funding Eligible Lender Agreement or this Agreement, or the execution by each Seller of the respective Purchase Agreement, or the execution and delivery by Nelnet of the Subservicing Agreements, the Indemnity Agreement or the Nelnet Custodian Agreement, nor the consummation by NELN, Nelnet Funding, each Seller or Nelnet of the transactions contemplated therein nor the fulfillment of the terms thereof by NELN, Nelnet Funding, each Seller or Nelnet will conflict with, result in a breach, violation or acceleration of, or constitute a default under, any term or provision of the by-laws or limited liability company agreement, as the case may be, of NELN, Nelnet Funding, each Seller or Nelnet or of any indenture or other agreement or instrument to which NELN, Nelnet Funding, any Seller or Nelnet is a party or by which NELN, Nelnet Funding, any Seller or Nelnet is bound, or result in a violation of or contravene the terms of any statute, order or regulation applicable to NELN, Nelnet Funding, any Seller or Nelnet of any court, regulatory body, administrative agency or governmental body having jurisdiction over NELN, Nelnet Funding, any Seller or Nelnet.

                      (iv) There are no actions, proceedings or investigations
               pending or, to the best of such counsel's knowledge after due inquiry and reasonable investigation, threatened against NELN, Nelnet Funding, any Seller or Nelnet before or by any governmental authority that might materially and adversely affect the performance by NELN, Nelnet Funding, any Seller or Nelnet of its obligations under, or the validity or enforceability of, any Basic Documents to which it is a party.

                      (v) Nothing has come to such counsel's attention that
               would lead such counsel to believe that the representations and warranties of NELN contained in the Administration Agreement, the Servicing Agreement or the Nelnet Subservicing Agreement, or the representations and warranties of Nelnet Funding and the Sellers in the Purchase Agreements, the Trust Agreement, the Servicing Agreement, the Nelnet Funding Eligible Lender Trust Agreement or this Agreement, or the representations and warranties of the Sellers contained in the Purchase Agreements, or the representations and warranties of Nelnet contained in the Subservicing Agreements, the Indemnity Agreement or the Nelnet Custodian Agreement are other than as stated therein.

                      (vi) No authorization, approval, or other action by, and
               no notice to or filing with, any governmental authority or regulatory body is required (a) for the due execution, delivery and performance by NELN of the Administration Agreement, the Servicing Agreement or the Nelnet Subservicing Agreement, (b) for the due execution, delivery and performance by Nelnet Funding of the Purchase Agreements, the Trust Agreement, the Servicing Agreement, the Nelnet Funding Eligible Lender Trust Agreement or this Agreement, (c) for the due execution, delivery and performance by each Seller of the respective Purchase Agreement,
               (d) for the due execution, delivery and performance by Nelnet of the Subservicing Agreements, the Indemnity Agreement or the Nelnet Custodian Agreement or (e) for the perfection of the Trust's and the Trustee's interest in the Student Loans sold pursuant to the Purchase Agreements or the exercise by the Trust (or its permitted assigns) and the Trustee of their rights and remedies under the Purchase Agreements, including specifically the filings of any Uniform Commercial Code financing statements, except for the execution and delivery of the Guarantee Agreements.

                      (vii) The Nelnet Funding Purchase Agreement together with
               the related bill of sale and blanket endorsement effects a valid sale to the Eligible Lender Trustee of the Student Loans to be sold under the Nelnet Funding Purchase Agreement enforceable against creditors of, and purchasers from, Nelnet Funding.

                      (viii) As of the date specified in a schedule to such
               opinion, there were no (a) UCC financing statements naming a Seller as debtor or seller and covering any Student Loans to be sold under the Purchase Agreements or interest therein or (b) notices of the filing of any federal tax lien (filed pursuant to Section 6323 of the Internal Revenue Code) or lien of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of ERISA) covering any Student Loan to be sold under the Purchase Agreements or interest therein, listed in the available records in the respective offices set forth in such schedule opposite each such date (which are all of the offices that are prescribed under either the internal law of the conflict of law rules of the Delaware, Nebraska, Indiana and Nevada UCC as the offices in which filings should be made to perfect security interests in Student Loans), except as set forth in such schedule.

                      (ix) As of the date of such opinion, by executing the
               Guarantee Agreements and upon execution and delivery of the instruments of transfer described in the Purchase Agreements and notification of the Guarantors and borrowers of the transfer contemplated thereby, and assuming that the Eligible Lender Trustee is an eligible lender as that term is defined in 20 U.S.C. ss.1085(d)(1) of the Higher Education Act of 1965, as amended, the Eligible Lender Trustee on behalf of the Trust will be entitled to the benefit of the applicable Guarantor and/or Department of Education payments under the Act related to the Student Loans sold under the Purchase Agreements, subject to the terms and conditions of the Guarantee Agreements and the Act.

               (i) You shall have received opinions addressed to you of Richards, Layton & Finger, P.A., in their capacity as counsel to the Delaware Trustee, and as Delaware counsel to the Trust and Nelnet Funding, dated the Closing Date and in form and substance satisfactory to you and your counsel.

               (j) You shall have received an opinion addressed to you of counsel to the Trustee, dated the Closing Date and in form and substance satisfactory to you and your counsel, to the effect that:

                      (i) The Trustee is a national banking association duly
               organized and validly existing under the laws of the United States of America.

                      (ii) The Trustee has the full corporate trust power to
               accept the office of indenture trustee under the Indenture and to enter into and perform its obligations under the Indenture, the Custodian Agreements, the Auction Agent Agreement, the Eligible Lender Agreements, the Administration Agreement, the Investment Agreement and each Guarantee Agreement.

                      (iii) The execution and delivery of each of the Indenture, the Custodian Agreements, the Auction Agent Agreement, the Eligible Lender Agreements, the Administration Agreement, the Investment Agreement and each Guarantee Agreement, and the performance by the Trustee of its obligations under the Indenture, the Custodian Agreements, the Auction Agent Agreement, the Administration Agreement, the Eligible Lender Agreements, the Investment Agreement and each Guarantee Agreement, have been duly authorized by all necessary action of the Trustee and each has been duly executed and delivered by the Trustee.

                      (iv) The Indenture, the Custodian Agreements, the Auction
               Agent Agreement, the Eligible Lender Agreements, the Administration Agreement, the Investment Agreement and each Guarantee Agreement constitute valid and binding obligations of the Trustee enforceable against the Trustee.

                      (v) The execution and delivery by the Trustee of the
               Indenture, the Custodian Agreements, the Auction Agent Agreement, the Eligible Lender Agreements, the Administration Agreement, the Investment Agreement and each Guarantee Agreement do not require any consent, approval or authorization of, or any registration or filing with, any state or United States Federal governmental authority.

                      (vi) Each of the Notes has been duly authenticated by the
               Trustee.

                      (vii) Neither the consummation by the Trustee of the
               transactions contemplated in the Indenture, the Custodian Agreements, the Auction Agent Agreement, the Eligible Lender Agreements, the Administration Agreement, the Investment Agreement and each Guarantee Agreement nor the fulfillment of the terms thereof by the Trustee will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, by-laws or other organizational documents of the Trustee or the terms of any indenture or other agreement or instrument known to such counsel and to which the Trustee or any of its subsidiaries is a party or is bound or any judgment, order or decree known to such counsel to be applicable to the Trustee or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Trustee or any of its subsidiaries.

                      (viii) There are no actions, suits or proceedings pending
               or, to the best of such counsel's knowledge after due inquiry, threatened against the Trustee (as indenture trustee under the Indenture or in its individual capacity) before or by any governmental authority that might materially and adversely affect the performance by the Trustee of its obligations under, or the validity or enforceability of, the Indenture, the Custodian Agreements, the Auction Agent Agreement, the Eligible Lender Agreements, the Administration Agreement, the Investment Agreement or any Guarantee Agreement.

                      (ix) The execution, delivery and performance by the
               Trustee of the Indenture, the Custodian Agreements, the Auction Agent Agreement, the Eligible Lender Agreements, the Administration Agreement, the Investment Agreement or any Guarantee Agreement will not subject any of the property or assets of the Trust or any portion thereof, to any lien created by or arising under the Indenture that is unrelated to the transactions contemplated in such agreements.

                      (x) The Trustee is an "eligible lender" for purposes of
               the FFELP Program in its capacity as trustee with respect to Financed Eligible Loans held under the Indenture.

               (k) You shall have received certificates addressed to you dated the Closing Date of any one of the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of Nelnet Funding, each Seller, Nelnet and NELN in which such officers shall state that, to the best of their knowledge after reasonable investigation, (i) the representations and warranties of Nelnet Funding, such Seller, Nelnet or NELN, as the case may be, contained in the respective Basic Documents to which it is a party, as applicable, are true and correct in all material respects, that each of Nelnet Funding, such Seller, Nelnet and NELN has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date, (ii) that they have reviewed the Prospectus and that the information therein regarding Nelnet Funding, such Seller, Nelnet or NELN, as applicable, is fair and accurate in all material respects, and
        (iii) since the date set forth in such certificate, except as may be disclosed in the Prospectus, no material adverse change or any development involving a prospective material adverse change, in or affecting particularly the business or properties of Nelnet Funding, such Seller, Nelnet or NELN, as applicable, has occurred.

               (l) You shall have received evidence satisfactory to you that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the State of Delaware reflecting the grant of the security interest by the Trust in the Financed Eligible Loans and the proceeds thereof to the Trustee.

               (m) You shall have received a certificate addressed to you dated the Closing Date from a responsible officer acceptable to you of the Trustee in form and substance satisfactory to you and your counsel and to which shall be attached each Guarantee Agreement.

               (n) The Underwriters shall have received on the Closing Date from KPMG LLP a letter dated the Closing Date, and in form and substance satisfactory to the Representatives, to the effect that they have carried out certain specified procedures, not constituting an audit, with respect to certain information regarding the Financed Eligible Loans and setting forth the results of such specified procedures.

               (o) All the representations and warranties of Nelnet Funding and the Trust contained in this Agreement and the Basic Documents shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date and the Underwriters shall have received a certificate, dated the Closing Date and signed by an executive officer of Nelnet Funding to the effect set forth in this Section 7(o) and in Section 7(p) hereof.

               (p) Neither Nelnet Funding nor the Trust shall have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

               (q) The Underwriters shall have received by instrument dated the Closing Date (at the option of the Representatives), in lieu of or in addition to the legal opinions referred to in this Section 7, the right to rely on opinions provided by such counsel and all other counsel under the terms of the Basic Documents.

               (r) Each class of Class A Notes shall be rated "AAA", "AAA" and "Aaa", respectively, by Fitch, Inc. ("Fitch"), Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's"), the Class B Notes shall be rated "AA+", "AA+" and "Aal", or higher, by Fitch, S&P and Moody's, respectively, and that neither Fitch, S&P nor Moody's have placed the Notes under surveillance or review with possible negative implications.

               (s) You shall have received evidence satisfactory to you of the completion of all actions necessary to effect the transfer of the Financed Eligible Loans as described in the Prospectus and the recordation thereof on each Sellers' and NELN's computer systems.

               (t) You shall have received certificates addressed to you dated the Closing Date from officers of Nelnet Funding and legal opinions addressing such additional matters as you may reasonably request in form and substance satisfactory to you and your counsel.

               (u) You shall have received a signed Indemnity Agreement from Nelnet in form and substance satisfactory to you and your counsel.

               (v) You shall have received certificates dated the Closing Date of American Student Assistance, National Student Loan Program and College Access Network (formerly Colorado Student Loan Program) to the effect that the information in the Prospectus with respect to such entity is true and correct and is fair and accurate in all material respects.

               (w) On the Closing Date, the aggregate principal amount of the Notes, as specified in Schedule A to this Agreement, shall have been sold by the Trust to the Underwriters and the Underwriters shall have received from Nelnet payment of all discounts and commissions in connection with the underwriting of the Notes as provided for in Section 2 hereof.

               (x) You shall have received opinions of counsel to any provider of an investment agreement, guaranteed investment contract, or other similar agreement, in form and substance satisfactory to you and your counsel, relating to corporate and securities matters with respect to such arrangement and its provider.

               (y) You shall have received such other opinions, certificates and documents as are required under the Indenture as a condition to the issuance of the Notes.

        Nelnet Funding will provide or cause to be provided to you such conformed copies of such of the foregoing opinions, notes, letters and documents as you reasonably request.

        8. EXPENSES. Nelnet Funding agrees to pay or to otherwise cause the payment of the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction of the Registration Statement, the Prospectus, any preliminary prospectus and each amendment or supplement to any of them, this Agreement, and each other Basic Document; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, any preliminary prospectus and all amendments or supplements to, and preliminary versions of, any of them as may be reasonably requested for use in connection with the offering and sale of the Notes; (iii) the preparation, printing, authentication, issuance and delivery of definitive certificates for the Notes; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes; (v) qualification of the Indenture under the Trust Indenture Act;
(vi) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 3(h) hereof (including the reasonable fees, expenses and disbursements of counsel relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification); (vii) the fees and disbursements of (A) the Trust's counsel, (B) the Underwriters' counsel, (C) the Trustee and its counsel, (D) the Delaware Trustee and its counsel, (E) the Depository Trust Company in connection with the book-entry registration of the Notes, (F) the SEC and (G) KPMG LLP, accountants for the Trust and issuer of the Comfort Letter; (viii) obtaining any investment agreement, guaranteed investment contract or other similar arrangement; and (ix) the fees charged by S&P, Fitch and Moody's for rating the Notes.

        9. EFFECTIVE DATE OF AGREEMENT. This Agreement shall be deemed effective as of the date first above written upon the execution and delivery hereof by all the parties hereto. Until such time as this Agreement shall have become effective, it may be terminated by Nelnet Funding, by notifying each of the Representatives, or by the Representatives, by notifying Nelnet Funding.

        Any notice under this Section 9 may be given by telecopy or telephone but shall be subsequently confirmed by letter.

        10. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in the absolute discretion of the Representatives, without liability on the part of the Underwriters to Nelnet Funding, by notice to Nelnet Funding, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to commence or continue the offering of the Notes on the terms set forth in the Prospectus, as applicable, or to enforce contracts for the resale of the Notes by the Underwriters. Notice of such termination may be given to Nelnet Funding by telecopy or telephone and shall be subsequently confirmed by letter.

        11. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the second, fourth and tenth paragraphs and each table under the heading "Plan of Distribution" in the Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3(b) and 6 hereof.

        12. ABSENCE OF FIDUCIARY RELATIONSHIP. Nelnet Funding acknowledges and agrees that:

        (a) the Underwriters have been retained solely to act as underwriters in connection with the sale of the Notes and agree with Nelnet Funding that no fiduciary, advisory or agency relationship between Nelnet Funding and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising Nelnet Funding on other matters and further agree that the Underwriters owe Nelnet Funding only those duties and obligations set forth herein;

        (b) the price of the Notes set forth in this Agreement was established by Nelnet Funding following discussions and arms-length negotiations with the Underwriters and Nelnet Funding is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

        (c) Nelnet Funding has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of Nelnet Funding and that the Underwriters have no obligation to disclose such interests and transactions to Nelnet Funding by virtue of any fiduciary, advisory or agency relationship; and

        (d) Nelnet Funding waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to Nelnet Funding in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of Nelnet Funding, including stockholders, employees or creditors of Nelnet Funding.

        13. DEFAULT BY ONE OF THE UNDERWRITERS. If any of the Underwriters shall fail on the Closing Date to purchase the Notes which it is obligated to purchase hereunder (the "Defaulted Notes"), the remaining Underwriters which are obligated to purchase that class of Notes (the "Non-Defaulting Underwriters") shall have the right, but not the obligation, within one (1) Business Day thereafter, to make arrangements to purchase all, but not less than all, of the remaining Defaulted Notes of such class upon the terms herein set forth; if, however, any such Non-Defaulting Underwriters shall have not completed such arrangements within such one (1) Business Day period, then this Agreement shall terminate without liability on the part of any such Non-Defaulting Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in a termination of this Agreement, either the Non-Defaulting Underwriters or Nelnet Funding shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

        14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective indemnities, agreements, representations, warranties and other statements of Nelnet Funding or its officers and of the Underwriters set forth in or made pursuant to this Agreement or contained in notes of officers of Nelnet Funding submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriters, Nelnet Funding or any of their respective representatives, officers or directors or any controlling person, and will survive (i) delivery of and payment for the Notes or (ii) termination of this Agreement.

        15. MISCELLANEOUS. Except as otherwise provided in Sections 6, 9 and 10 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to Nelnet Funding, at 121 South 13th Street, Suite 201, Lincoln, Nebraska 68508, Attention: Terry J. Heimes, and (ii) if to the Underwriters, to the address of the respective Underwriter set forth above with a copy to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, Attention: Richard L. Fried.

        This Agreement has been and is made solely for the benefit of the Underwriters, Nelnet Funding, the Trust, their respective directors, officers, managers, trustees and controlling persons referred to in Section 6 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from an Underwriter of any of the Notes in his status as such purchaser.

        16. APPLICABLE LAW, COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York (including
Section 5-1401 of the General Obligations Law, but otherwise without giving effect to the choice of laws or conflict of laws principles thereof).

        Nelnet Funding hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

        This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof or thereof shall have been executed and delivered on behalf of each party hereto.

17. ENTIRE AGREEMENT. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement between Nelnet Funding and the Underwriters with respect to the preparation of the Prospectus, the conduct of the offering and the purchase and sale of the Notes.

        Please confirm that the foregoing correctly sets forth the agreement between the Nelnet Funding and the Underwriters.

                                  Very truly yours,

                                  NELNET STUDENT LOAN FUNDING, LLC

                                  By: Nelnet Student Loan Management
                                      Corporation, as Manager and Special Member




                                  By:   /s/ Terry J. Heimes
                                   -----------------------------------------
                                  Name:     Terry J. Heimes
                                  Title:    Vice President



Confirmed as of the date first above mentioned.

CITIGROUP GLOBAL MARKETS INC.,
    acting on behalf of itself and as Representative of the Underwriters



By: /s/ Mark J. Weadick
   ------------------------------------
Name:  Mark J. Weadick
Title: Managing Director


J.P. MORGAN SECURITIES INC.,
    acting on behalf of itself and as Representative of the Underwriters



By: /s/ Richard J. Perez
   -------------------------------------
Name:   Richard J. Perez
Title:  Vice President

MORGAN STANLEY & CO. INCORPORATED,
    acting on behalf of itself and as Representative of the Underwriters



By: /s/ Peter Chai
   --------------------------------------
Name:   Peter Chai
Title:  Managing Director



                                                                             SCHEDULE A


------- ------------ ------------ ------------ ----------- ----------- ---------- ----------- ----------- ----------- --------------
         Citigroup   J.P. Morgan    Morgan     Barclays     Deutsche    Fortis     Mellon      Nelnet     SunTrust
          Global      Securities   Stanley &   Capital        Bank     Securities Financial   Capital,    Capital
        Markets Inc.      Inc.         Co.         Inc.     Securities     LLC     Markets,       LLC      Markets,
 Notes                            Incorporated                Inc.                   LLC                     Inc.         TOTAL
------- ------------ ------------ ------------ ----------- ----------- ---------- ----------- ----------- ----------- --------------
Class
 A-1    $177,500,000 $177,500,000 $177,500,000 $11,500,000 $11,500,000         $0 $11,500,000 $11,500,000 $11,500,000   $590,000,000
------- ------------ ------------ ------------ ----------- ----------- ---------- ----------- ----------- ----------- --------------
Class
 A-2    $135,500,000 $135,500,000 $135,500,000 $11,500,000 $11,500,000         $0 $11,500,000 $11,500,000 $11,500,000   $464,000,000
------- ------------ ------------ ------------ ----------- ----------- ---------- ----------- ----------- ----------- --------------
Class
 A-3     $76,166,000  $76,167,000  $76,167,000 $11,500,000 $11,500,000 $1,000,000 $11,500,000 $11,500,000 $11,500,000   $287,000,000
------- ------------ ------------ ------------ ----------- ----------- ---------- ----------- ----------- ----------- --------------
Class
 A-4L   $111,070,000 $111,071,000 $111,071,000 $11,500,000 $11,500,000         $0 $11,500,000 $11,500,000 $11,500,000   $390,712,000
------- ------------ ------------ ------------ ----------- ----------- ---------- ----------- ----------- ----------- --------------
Class             $0  $70,000,000           $0          $0          $0         $0          $0          $0          $0    $70,000,000
A-4AR-1
------- ------------ ------------ ------------ ----------- ----------- ---------- ----------- ----------- ----------- --------------
Class             $0           $0  $70,000,000          $0          $0         $0          $0          $0          $0    $70,000,000
A-4AR-2
------- ------------ ------------ ------------ ----------- ----------- ---------- ----------- ----------- ----------- --------------
Class B  $12,630,000  $12,629,000  $12,629,000  $4,000,000  $4,000,000         $0  $4,000,000  $4,000,000  $4,000,000    $57,888,000
------- ------------ ------------ ------------ ----------- ----------- ---------- ----------- ----------- ----------- --------------
Total   $512,866,000 $582,867,000 $582,867,000 $50,000,000 $50,000,000 $1,000,000 $50,000,000 $50,000,000 $50,000,000 $1,929,600,000
------- ------------ ------------ ------------ ----------- ----------- ---------- ----------- ----------- ----------- --------------

                                                 SCHEDULE B


                                            TERMS OF THE NOTES

--------------- --------------------------- -------------------- ---------------- ------------- -------------------
      Class           Interest Rate         Final Maturity Date  Price to Public  Underwriting  Proceeds to Issuer
                                                                                    Discount
--------------- --------------------------- -------------------- ---------------- ------------- -------------------
Class A-1       3-month LIBOR plus 0.0%      December 22, 2018         100%          0.160%        $589,056,000
--------------- --------------------------- -------------------- ---------------- ------------- -------------------
Class A-2       3-month LIBOR plus 0.11%     December 22, 2023         100%          0.190%        $463,118,400
--------------- --------------------------- -------------------- ---------------- ------------- -------------------
Class A-3       3-month LIBOR plus 0.13%       June 22, 2026           100%          0.210%        $286,397,300
--------------- --------------------------- -------------------- ---------------- ------------- -------------------
Class A-4L      3-month LIBOR plus 0.18%      March 22, 2032           100%          0.230%        $389,813,362
--------------- --------------------------- -------------------- ---------------- ------------- -------------------
Class A-4AR-1   Auction Rate                  March 22, 2032           100%          0.230%         $69,839,000
--------------- --------------------------- -------------------- ---------------- ------------- -------------------
Class A-4AR-2   Auction Rate                  March 22, 2032           100%          0.230%         $69,839,000
--------------- --------------------------- -------------------- ---------------- ------------- -------------------
Class B         3-month LIBOR plus 0.28%    September 22, 2035         100%          0.365%         $57,676,709
--------------- --------------------------- -------------------- ---------------- ------------- -------------------
TOTAL                                                                                            $1,925,739,771
--------------- --------------------------- -------------------- ---------------- ------------- -------------------